UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 11, 2002

Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

This Form 8-K has 14 pages.

ITEM 5.    OTHER EVENTS

     The purpose of this Current Report on Form 8-K is to file BB&T Corporation's Quarterly Performance Summary for the fourth quarter of 2001.

EXHIBIT INDEX

Exhibit 99.1 Quarterly Performance Summary issued January 11, 2002

July 12, 2001

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Senior Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(336) 733-1002

BB&T reports 20th consecutive year of record earnings; 4th quarter earnings up 15.3%

     WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE:BBT) reported today results for 2001, the company's 20th consecutive year of record recurring earnings.

     Net income for the fourth quarter of 2001 totaled $287.7 million, or $.63 per diluted share, excluding $9.8 million in net after-tax nonrecurring items associated primarily with recently completed mergers. Net income, excluding nonrecurring items, increased 15.3% in the fourth quarter of 2001 compared to the prior year while recurring diluted earnings per share increased 14.5% over the same time frame.

     BB&T's fourth quarter 2001 results, excluding nonrecurring items, produced an annualized return on average assets of 1.62% compared to 1.55% in the fourth quarter of 2000. The annualized return on average shareholders' equity generated by fourth quarter earnings, excluding nonrecurring items, was 18.56% in 2001 compared to 19.54% in 2000.

     Cash basis operating results, which exclude the effects of intangible assets and the related amortization expenses, also reflected double-digit growth in the fourth quarter of 2001 compared to 2000. Cash basis earnings, excluding nonrecurring items, totaled $304.5 million for the fourth quarter of 2001, or $.66 per diluted share, increases of 14.6% and 13.8%, respectively, compared to results for 2000. Cash basis earnings for the current quarter produced an annualized return on average tangible assets of 1.73%, and an annualized return on average tangible shareholders' equity of 22.87%.

      "I am pleased to announce record recurring earnings for both the fourth quarter and the full year ended Dec. 31, 2001," said Chairman and Chief Executive Officer John A. Allison. "We accomplished our earnings goals and other key strategic objectives during a very difficult economic environment. It is especially gratifying to achieve an important milestone - 20 consecutive years of record recurring earnings. BB&T has truly been a company characterized by strong financial performance, growth and reliability over many years.

     "BB&T has also proved to be a rewarding investment over the long term," said Allison. "Our compound annual total return to shareholders over the past 10 years has been 21.4%, compared to the S&P 500 Index, which returned 12.9% annually over the same period. In addition, we are very proud of BB&T's dividend history. BB&T has paid a cash dividend to shareholders every year since 1920, and the Corporation has increased its quarterly cash dividend payments for 30 consecutive years, an outstanding track record."

     Net income for the year ended Dec. 31, 2001, was $1.1 billion, or $2.40 per diluted share, excluding net after-tax nonrecurring items totaling $126.5 million. These earnings reflect increases of 14.9% and 14.3%, respectively, compared to 2000. Recurring earnings for 2001 resulted in a return on average assets of 1.60% and a return on average shareholders' equity of 18.96%, compared to prior year returns of 1.55% and 19.50%, respectively.

     Including nonrecurring items, net income for the fourth quarter of 2001 totaled $277.9 million compared to $231.7 million earned in the fourth quarter of 2000, an increase of 19.9%. On a diluted per share basis, net income for the quarter was $.61, up 19.6% compared to $.51 earned in 2000. For the full year ended Dec. 31, 2001, net income was $973.6 million, an increase of 39.4% compared to $698.5 million earned during 2000. On a diluted per share basis, net income was $2.12 for 2001 compared to $1.53 earned in 2000, an increase of 38.6%.

Growth in Noninterest Income Remains Strong

      BB&T again enjoyed solid growth in noninterest income during the fourth quarter of 2001. Excluding nonrecurring items, noninterest income totaled $355.6 million for the fourth quarter, reflecting an increase of 26.9% compared to the fourth quarter of 2000. This increase was driven by mortgage banking income, service charges on deposits, investment banking and brokerage fees and commissions, and agency insurance commissions.

     BB&T remains a leader in its market area in the origination of mortgage loans, with 2001 production in excess of $10 billion, more than double the level of originations during 2000. This growth in mortgage activity fueled a 44.3% increase in mortgage banking income in the fourth quarter of 2001 compared to the same period in 2000. BB&T recorded a $32.5 million writedown in capitalized mortgage servicing rights during the fourth quarter, which was offset by a like amount of securities gains. The writedown was necessary because of rapidly falling interest rates in the quarter.

     Income from service charges on deposit accounts continued to grow because of an increase in deposit accounts and related transaction volume. Service charges on deposits totaled $93.8 million for the fourth quarter, an increase of 20.4% compared to the fourth quarter of 2000. Investment banking and brokerage fees and commissions totaled $45.1 million for the quarter, an increase of 15.6% compared to the fourth quarter last year. Agency insurance commissions totaled $45.7 million for the fourth quarter, an increase of 15.7% compared to the fourth quarter of 2000.

     Excluding the effect of acquisitions accounted for as purchases, noninterest income totaled $346.9 million in the fourth quarter, reflecting an increase of 23.8% compared to the same period in 2000.

Loan Growth Led by Commercial Loans and Leases - up 11.3%

     Average loans and leases totaled $47.4 billion for the fourth quarter, reflecting an increase of 9.1% compared to the same period last year. This growth was led by commercial loans and leases, which increased $2.6 billion, or 11.3%. In addition, BB&T's consumer loan portfolio increased $344.3 million, or 3.2%; mortgage loans increased $875.0 million, or 10.1%; and revolving credit increased $115.0 million, or 14.3%. Excluding the effects of loans acquired through purchase acquisitions and the effects of loan securitization programs, average loans and leases totaled $48.7 billion for the fourth quarter, an increase of $2.9 billion, or 6.3%, compared to the fourth quarter of 2000.

Nonperforming Assets and Credit Losses Increase in Response to Economic Conditions

     As anticipated, BB&T's nonperforming asset levels and credit losses increased in the fourth quarter. Nonperforming assets as a percentage of total assets increased to .53% compared to .36% at Dec. 31, 2000, while net charge-offs amounted to .54% of average loans and leases for the fourth quarter of 2001 compared to .39% in the fourth quarter last year. Excluding losses at BB&T's specialized lending subsidiaries, net charge-offs for the fourth quarter were .46%. For the full year ended Dec. 31, 2001, BB&T's net charge-offs were .40% of average loans and leases.

     BB&T has traditionally enjoyed comparatively low levels of net charge-offs and nonperforming assets during periods of both economic growth and recession. According to the FDIC's Quarterly Banking Profile, the third quarter 2001 average net charge-off ratio for institutions with assets greater than $10 billion was 1.10%, approximately twice BB&T's fourth quarter level of net charge-offs. Based on this recently published industry data, BB&T remains an industry leader in terms of credit quality.

BB&T Improves Efficiency During 2001

     Careful control of noninterest expenses is among BB&T's primary ongoing objectives. Recurring noninterest expense for the fourth quarter of 2001 was $520.0 million, an increase of 13.0% compared to the fourth quarter of 2000. However, excluding the effects of acquisitions accounted for as purchases, noninterest expense totaled $500.7 million for the fourth quarter, an increase of 8.8% compared to the fourth quarter last year. For the twelve months ended Dec. 31, 2001, BB&T's recurring noninterest expense, excluding purchase accounting transactions, increased 4.5% compared to 2000. BB&T's efficiency ratio for the fourth quarter of 2001 improved to 50.3% compared to 50.7% for the same period in 2000. On a cash basis, the efficiency ratio was 48.6% for the fourth quarter, compared to a prior year ratio of 48.9%.

Net Interest Income Increases 7.4%

     BB&T's fully taxable equivalent net interest income totaled $675.1 million for the fourth quarter, an increase of $46.6 million, or 7.4%, compared to the fourth quarter of 2000. The net interest margin was 4.20% for the fourth quarter, down slightly from 4.23% in the comparable period last year, but improved compared to the first three quarters of this year. BB&T's net interest margin has remained relatively stable during 2001 despite frequent aggressive actions by the Federal Reserve to lower short-term interest rates.

BB&T Announces Plans to Acquire Strategic Merger Partners

     On Nov. 8, 2001, BB&T announced plans to acquire AREA Bancshares Corporation of Owensboro, Ky., and Mid-America Bancorp of Louisville, Ky. With $2.95 billion in assets and 72 banking offices, AREA is the largest independent bank holding company in Kentucky. Mid-America has $1.8 billion in assets and operates 30 banking offices in the metropolitan Louisville area through the Bank of Louisville. Together, the mergers will increase BB&T's assets in Kentucky to more than $5 billion and move BB&T from 29th to 4th place in terms of deposit market share in the state.

     On Dec. 12, 2001, BB&T completed its acquisition of Carrollton, Ga.-based Community First Banking Company, giving BB&T the seventh largest deposit market share in Atlanta. Also, on Nov. 8, 2001, BB&T acquired The Southeastern Trust Company of Greenville, S.C., which expands BB&T's ability to serve affluent individuals and institutional investors in South Carolina.

     On Jan. 1, BB&T completed a merger with Birmingham, Ala.-based Cooney Rikard & Curtin Inc., the largest independently owned wholesale insurance broker in the nation. The transaction is expected to substantially increase BB&T's insurance revenues and diversify BB&T's insurance operations, which already rank as the 10th largest retail insurance broker in the country.

     BB&T Insurance Services also announced acquisitions of two insurance agencies during the quarter. On Nov. 1, 2001, plans were announced to acquire U.S. Insurance Services Inc. of Greenville, S.C., and on Nov. 29, 2001, BB&T said it would acquire O'Neal & Hinson Insurance Services of Macon, Ga.

     At Dec. 31, 2001, BB&T had $70.9 billion in assets and operated 1,081 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Alabama and Washington, D.C. BB&T's common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T's common stock on Jan. 10 was $35.39 per share.

     For additional information about BB&T's financial performance, products and services, please visit our web site at www.BBandT.com.

     To hear a live webcast of BB&T's fourth quarter earnings conference call at 10 a.m. today, please visit our web site at www.BBandT.com. Replays of the conference call will be available through our web site until 5 p.m. (EST) Jan. 25.

#

     This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T's filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T's forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	12/31/01	12/31/00	$	%

INCOME STATEMENT EXCLUDING NONRECURRING ITEMS
Interest income - taxable equivalent	$1,178,631	$1,331,114	$(152,483)	(11.5)%
Interest expense	503,484	702,591	(199,107)	(28.3)
Net interest income - taxable equivalent	675,147	628,523	46,624	7.4
Less: Taxable equivalent adjustment	42,938	53,971	(11,033)	(20.4)
Net interest income	632,209	574,552	57,657	10.0
Provision for loan & lease losses	65,000	37,513	27,487	73.3
Net interest income after provision for loan & lease losses	567,209	537,039	30,170	5.6
Noninterest income (3)	355,625	280,234	75,391	26.9
Noninterest expense (4)	520,039	460,070	59,969	13.0
Income before income taxes	402,795	357,203	45,592	12.8
Provision for income taxes	115,049	107,644	7,405	6.9
Income excluding nonrecurring items	287,746	249,559	38,187	15.3
Nonrecurring items, net of tax	9,803	17,837	(8,034)	NM
Net income	$277,943	$231,722	$46,221	19.9%

PER SHARE DATA EXCLUDING NONRECURRING ITEMS
Basic earnings	$.63	$.56	$.07	12.5%
Diluted earnings	.63	.55	.08	14.5
Weighted average shares - Basic	454,031,392	448,630,759
Diluted	459,369,269	454,825,664
Dividends paid on common shares	$.26	$.23	$.03	13.0%

PERFORMANCE RATIOS EXCLUDING NONRECURRING ITEMS
Return on average assets	1.62%	1.55%
Return on average equity	18.56	19.54
Return on average realized equity (5)	19.89	19.17
Net yield on earning assets (taxable equivalent)	4.20	4.23
Efficiency (taxable equivalent) (1)	50.3	50.7

CASH BASIS PERFORMANCE EXCLUDING NONRECURRING ITEMS (2)
Earnings excluding nonrecurring items	$304,526	$265,709	$38,817	14.6%
Diluted earnings per share	.66	.58	.08	13.8
Return on average tangible assets	1.73%	1.67%
Return on average tangible equity	22.87	24.38
Return on average realized tangible equity (5)	24.48	23.85
Efficiency ratio (taxable equivalent) (1)	48.6	48.9

	For the Three Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	12/31/01	12/31/00	$	%

INCOME STATEMENT
Interest income - taxable equivalent	$1,178,631	$1,331,114	$(152,483)	(11.5)%
Interest expense	503,484	702,591	(199,107)	(28.3)
Net interest income - taxable equivalent	675,147	628,523	46,624	7.4
Less: Taxable equivalent adjustment	42,938	53,971	(11,033)	(20.4)
Net interest income	632,209	574,552	57,657	10.0
Provision for loan & lease losses	65,000	47,958	17,042	35.5
Net interest income after provision for loan & lease losses	567,209	526,594	40,615	7.7
Noninterest income	364,295	277,531	86,764	31.3
Noninterest expense	543,779	474,210	69,569	14.7
Income before income taxes	387,725	329,915	57,810	17.5
Provision for income taxes	109,782	98,193	11,589	11.8
Net income	$277,943	$231,722	$46,221	19.9%

PER SHARE DATA
Basic earnings	$.61	$.52	$.09	17.3%
Diluted earnings	.61	.51	.10	19.6
Weighted average shares - Basic	454,031,392	448,630,759
Diluted	459,369,269	454,825,664
Dividends paid on common shares	$.26	$.23	$.03	13.0%

PERFORMANCE RATIOS
Return on average assets	1.56%	1.44%
Return on average equity	17.93	18.14
Return on average realized equity (5)	19.21	17.80
Net yield on earning assets (taxable equivalent)	4.20	4.23
Efficiency (taxable equivalent) (1)	50.3	50.7

NOTES:	Applicable ratios are annualized.
(1)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and nonrecurring items for all periods
(2)	Cash basis operating results exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital. Cash basis performance ratios exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balances of nonqualifying intangibles from assets and equity
(3)	Excluding purchase accounting transactions, noninterest income would have increased $66.6 million, or 23.8%, for the quarter compared to the same period in 2000
(4)	Excluding purchase accounting transactions, noninterest expense would have increased $40.6 million, or 8.8%, for the quarter compared to the same period in 2000
(5)	Excludes the effect on average shareholders' equity of unrealized gains (losses) on securities available for sale
NM	- not meaningful

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Twelve Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	12/31/01	12/31/00	$	%

INCOME STATEMENT EXCLUDING NONRECURRING ITEMS
Interest income - taxable equivalent	$5,042,452	$5,012,075	$30,377	.6%
Interest expense	2,415,053	2,563,912	(148,859)	(5.8)
Net interest income - taxable equivalent	2,627,399	2,448,163	179,236	7.3
Less: Taxable equivalent adjustment	190,865	133,666	57,199	42.8
Net interest income	2,436,534	2,314,497	122,037	5.3
Provision for loan & lease losses	187,968	117,292	70,676	60.3
Net interest income after provision for loan & lease losses	2,248,566	2,197,205	51,361	2.3
Noninterest income	1,331,434	1,070,992	260,442	24.3
Noninterest expense	2,029,442	1,857,906	171,536	9.2
Income before income taxes	1,550,558	1,410,291	140,267	9.9
Provision for income taxes	450,425	452,427	(2,002)	(.4)
Income excluding nonrecurring items	1,100,133	957,864	142,269	14.9
Nonrecurring items, net of tax	126,495	259,376	(132,881)	NM
Net income	$973,638	$698,488	$275,150	39.4%

PER SHARE DATA EXCLUDING NONRECURRING ITEMS
Basic earnings	$2.43	$2.12	$.31	14.6%
Diluted earnings	2.40	2.10	.30	14.3
Weighted average shares - Basic	453,188,403	450,789,079
Diluted	459,269,330	456,213,609
Dividends paid on common shares	$.98	$.86	$.12	14.0%

PERFORMANCE RATIOS EXCLUDING NONRECURRING ITEMS
Return on average assets	1.60%	1.55%
Return on average equity	18.96	19.50
Return on average realized equity (3)	19.89	18.49
Net yield on earning assets (taxable equivalent)	4.18	4.25
Noninterest income as a percentage of
total income (taxable equivalent) (1)	32.9	30.3
Efficiency (taxable equivalent) (1)	51.4	52.7

CASH BASIS PERFORMANCE EXCLUDING NONRECURRING ITEMS (2)
Earnings excluding nonrecurring items	$1,169,165	$1,020,665	$148,500	14.5%
Diluted earnings per share	2.55	2.24	.31	13.8
Return on average tangible assets	1.72%	1.67%
Return on average tangible equity	23.58	24.39
Return on average realized tangible equity (3)	24.94	22.91
Efficiency ratio (taxable equivalent) (1)	49.5	50.9

	For the Twelve Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	12/31/01	12/31/00	$	%

INCOME STATEMENT
Interest income - taxable equivalent	$5,040,403	$5,012,075	$28,328	.6%
Interest expense	2,415,053	2,563,912	(148,859)	(5.8)
Net interest income - taxable equivalent	2,625,350	2,448,163	177,187	7.2
Less: Taxable equivalent adjustment	190,865	133,666	57,199	42.8
Net interest income	2,434,485	2,314,497	119,988	5.2
Provision for loan & lease losses	224,318	147,187	77,131	52.4
Net interest income after provision for loan & lease losses	2,210,167	2,167,310	42,857	2.0
Noninterest income	1,378,691	846,787	531,904	62.8
Noninterest expense	2,228,430	2,001,091	227,339	11.4
Income before income taxes	1,360,428	1,013,006	347,422	34.3
Provision for income taxes	386,790	314,518	72,272	23.0
Net income	$973,638	$698,488	$275,150	39.4%

PER SHARE DATA
Basic earnings	$2.15	$1.55	$.60	38.7%
Diluted earnings	2.12	1.53	.59	38.6
Weighted average shares - Basic	453,188,403	450,789,079
Diluted	459,269,330	456,213,609
Dividends paid on common shares	$.98	$.86	$.12	14.0%

PERFORMANCE RATIOS
Return on average assets	1.41%	1.13%
Return on average equity	16.78	14.22
Return on average realized equity (3)	17.60	13.48
Net yield on earning assets (taxable equivalent)	4.17	4.25
Efficiency (taxable equivalent) (1)	51.4	52.7

NOTES:	Applicable ratios are annualized.
(1)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and nonrecurring items for all periods.
(2)	Cash basis operating results exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital. Cash basis performance ratios exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balances of nonqualifying intangibles from assets and equity.
(3)	Excludes the effect on average shareholders' equity of unrealized gains (losses) on securities available for sale.
NM	- not meaningful

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Twelve Months Ended		Increase (Decrease)
(Dollars in thousands)	12/31/01	12/31/00	$	%

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$16,621,684	$15,231,123	$1,390,561	9.1%
Securities held to maturity	40,496	622,102	(581,606)	(93.5)
Trading securities	97,675	96,719	956	1.0
Total securities	16,759,855	15,949,944	809,911	5.1
Commercial loans & leases	25,959,142	23,986,611	1,972,531	8.2
Consumer loans	11,214,193	11,181,338	32,855.3
Revolving credit loans	951,319	863,089	88,230	10.2
Mortgage loans	9,318,519	8,796,037	522,482	5.9
Total loans & leases	47,443,173	44,827,075	2,616,098	5.8
Allowance for loan & lease losses	644,418	578,107	66,311	11.5
Other earning assets	360,789	391,343	(30,554)	(7.8)
Total earning assets	64,087,088	60,986,973	3,100,115	5.1
Total assets	70,869,945	66,552,823	4,317,122	6.5
Noninterest-bearing deposits	6,939,640	6,178,233	761,407	12.3
Savings & interest checking	3,013,702	3,397,973	(384,271)	(11.3)
Money rate savings	13,902,088	11,853,614	2,048,474	17.3
CD's and other time deposits	20,877,845	22,447,499	(1,569,654)	(7.0)
Total deposits	44,733,275	43,877,319	855,956	2.0
Short-term borrowed funds	6,649,100	7,309,978	(660,878)	(9.0)
Long-term debt	11,721,076	8,646,018	3,075,058	35.6
Total interest-bearing liabilities	56,163,811	53,655,082	2,508,729	4.7
Total shareholders' equity	$6,150,209	$5,419,809	$730,400	13.5

Average balances
Securities, at amortized cost	$15,886,736	$15,241,243	$645,493	4.2%
Commercial loans & leases	25,144,433	22,215,255	2,929,178	13.2
Consumer loans	11,145,546	10,587,091	558,455	5.3
Revolving credit loans	884,836	752,166	132,670	17.6
Mortgage loans	9,415,151	8,379,129	1,036,022	12.4
Total loans & leases	46,589,966	41,933,641	4,656,325	11.1
Other earning assets	443,615	440,804	2,811.6
Total earning assets	62,920,317	57,615,688	5,304,629	9.2
Total assets	68,841,638	61,813,415	7,028,223	11.4

Noninterest-bearing deposits	6,206,120	5,897,181	308,939	5.2
Savings & interest checking	3,361,286	3,888,958	(527,672)	(13.6)
Money rate savings	12,564,986	10,494,588	2,070,398	19.7
CD's and other time deposits	22,171,613	21,135,213	1,036,400	4.9
Total deposits	44,304,005	41,415,940	2,888,065	7.0
Short-term borrowed funds	6,239,137	6,910,849	(671,712)	(9.7)
Long-term debt	11,011,408	7,705,449	3,305,959	42.9
Total interest-bearing liabilities	55,348,430	50,135,057	5,213,373	10.4
Total shareholders' equity	$5,802,189	$4,911,435	$890,754	18.1

	As of / For the Quarter Ended
(Dollars in thousands)	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00

MISCELLANEOUS INFORMATION (1)
Unrealized appreciation (depreciation) on
securities available for sale, net of tax	$288,107	$407,966	$250,548	$248,575	$104,297
Derivatives (notional value)	5,614,502	3,752,445	3,361,296	2,821,040	2,254,558
Fair value of derivatives portfolio	43,973	(2,407)	8,667	(12,954)	(12,193)
Common stock prices (daily close): High	36.96	38.48	37.01	37.88	38.25
Low	32.10	33.57	34.25	31.42	27.38
End of period	36.11	36.45	36.70	35.17	37.31
Weighted average shares - Basic	454,031,392	454,346,907	451,712,342	452,634,896	448,630,759
Diluted	459,369,269	460,387,879	457,879,467	459,429,071	454,825,664
End of period shares outstanding	455,682,560	452,984,331	456,031,476	453,380,066	453,307,379
End of period banking offices	1,081	1,085	1,095	1,096	1,091

NOTES:	All items referring to loans & leases include loans held for sale & are net of unearned income.
(1)	BB&T had approximately 20,400 full-time equivalent employees at December 31, 2001.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in thousands, except per share data)	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00

INCOME STATEMENTS EXCLUDING
NONRECURRING ITEMS
Interest income - taxable equivalent
Interest & fees on loans & leases	$897,700	$978,540	$998,845	$1,028,814	$1,042,159
Interest & dividends on securities	278,716	279,121	278,358	285,254	281,596
Interest on short-term investments	2,215	3,489	4,963	6,437	7,359
Total interest income - taxable equivalent	1,178,631	1,261,150	1,282,166	1,320,505	1,331,114
Interest expense
Interest on deposits	315,904	381,984	422,538	448,411	458,239
Interest on short-term borrowed funds	35,111	55,366	57,624	87,823	109,707
Interest on long-term debt	152,469	154,489	153,423	149,911	134,645
Total interest expense	503,484	591,839	633,585	686,145	702,591
Net interest income - taxable equivalent	675,147	669,311	648,581	634,360	628,523
Less: Taxable equivalent adjustment	42,938	45,572	53,404	48,951	53,971
Net interest income	632,209	623,739	595,177	585,409	574,552
Provision for loan & lease losses	65,000	45,500	44,298	33,170	37,513
Net interest income after provision for
loan & lease losses	567,209	578,239	550,879	552,239	537,039
Noninterest income
Service charges on deposits	93,803	88,383	88,054	79,518	77,933
Mortgage banking income	38,886	51,840	51,102	41,007	26,940
Investment banking & brokerage fees & commissions	45,085	43,569	42,585	43,350	39,013
Trust revenue	18,962	22,931	23,929	25,076	18,831
Agency insurance commissions	45,724	44,179	45,049	41,953	39,528
Other insurance commissions	4,122	3,089	3,549	2,840	3,938
Other nondeposit fees & commissions	46,719	48,341	48,144	45,037	47,474
Securities gains (losses), net	32,344	3,786	3,576	3,632	5,247
Other income	29,980	30,199	27,561	23,530	21,330
Total noninterest income	355,625	336,317	333,549	305,943	280,234
Noninterest expense
Personnel expense	288,227	282,180	282,487	274,324	255,022
Occupancy & equipment expense	74,364	79,724	75,453	75,525	70,367
Foreclosed property expense	1,158	(192)	500	382	2,151
Amortization of intangibles	17,852	18,529	18,404	17,906	16,570
Other noninterest expense	138,438	134,780	132,879	116,522	115,960
Total noninterest expense	520,039	515,021	509,723	484,659	460,070
Income before income taxes	402,795	399,535	374,705	373,523	357,203
Provision for income taxes	115,049	116,020	107,278	112,078	107,644
Income excluding nonrecurring items	$287,746	$283,515	$267,427	$261,445	$249,559

PER SHARE DATA EXCLUDING
NONRECURRING ITEMS
Basic earnings	$.63	$.62	$.59	$.58	$.56
Diluted earnings	.63	.62	.58	.57	.55
Dividends paid on common shares	.26	.26	.23	.23	.23
Book value per common share	$13.50	$13.18	$12.84	$12.41	$11.96

RATIOS EXCLUDING
NONRECURRING ITEMS
Return on average assets	1.62%	1.62%	1.58%	1.58%	1.55%
Return on average equity	18.56	19.05	18.95	19.32	19.54
Return on average realized equity (3)	19.89	20.00	19.75	19.91	19.17
Net yield on earning assets (taxable equivalent)	4.20	4.19	4.16	4.14	4.23
Efficiency (taxable equivalent) (1)	50.3	51.4	52.0	51.7	50.7
Noninterest income as a percentage of
total income (taxable equivalent) (1)	32.4	33.2	33.7	32.3	30.4
Equity as a percentage of total assets
end of period	8.7	8.5	8.5	8.3	8.1
Average earning assets as a percentage of
average total assets	90.7	91.4	91.7	91.9	92.9
Average loans & leases as a percentage of
average deposits	105.5	105.8	104.2	105.2	103.0

CASH BASIS PERFORMANCE (2)
Earnings excluding nonrecurring items	$304,526	$300,643	$285,243	$278,753	$265,709
Diluted earnings per share	.66	.65	.62	.61	.58
Return on average tangible assets	1.73%	1.73%	1.72%	1.71%	1.67%
Return on average tangible equity	22.87	23.57	24.00	24.22	24.38
Return on average realized tangible equity (3)	24.48	24.94	24.92	25.09	23.85
Efficiency ratio (taxable equivalent) (1)	48.6	49.6	50.2	49.8	48.9

NOTES:	Applicable ratios are annualized.
(1)	Excludes securities gains (losses), foreclosed property expense, provisions for the impairment of mortgage servicing rights and nonrecurring items for all periods.
(2)	Cash basis operating results exclude the effect on earnings of amortization expense applicable to intangible assets that do not qualify as regulatory capital. Cash basis performance ratios exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balances of nonqualifying intangibles from assets and equity.
(3)	Excludes the effect on average shareholders' equity of unrealized gains (losses) on securities available for sale.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in thousands)	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$16,621,684	$16,679,755	$15,370,474	$15,244,516	$15,231,123
Securities held to maturity	40,496	38,379	308,846	438,199	622,102
Trading securities	97,675	116,523	120,381	187,218	96,719
Total securities	16,759,855	16,834,657	15,799,701	15,869,933	15,949,944
Commercial loans & leases	25,959,142	25,532,901	25,102,074	24,587,877	23,986,611
Consumer loans	11,214,193	11,278,277	11,228,486	11,124,471	11,181,338
Revolving credit loans	951,319	908,868	892,969	860,396	863,089
Mortgage loans	9,318,519	9,429,390	9,803,743	9,588,919	8,796,037
Total loans & leases	47,443,173	47,149,436	47,027,272	46,161,663	44,827,075
Allowance for loan & lease losses	644,418	634,552	610,171	601,788	578,107
Other earning assets	360,789	370,912	506,263	532,472	391,343
Total earning assets	64,087,088	63,685,851	62,923,591	62,153,135	60,986,973
Total assets	70,869,945	70,309,046	68,811,370	67,859,827	66,552,823
Noninterest-bearing deposits	6,939,640	6,356,051	6,419,145	6,096,581	6,178,233
Savings & interest checking	3,013,702	3,094,104	3,263,459	3,295,178	3,397,973
Money rate savings	13,902,088	13,156,255	12,768,711	12,481,532	11,853,614
CD's and other time deposits	20,877,845	22,607,819	22,499,458	22,056,193	22,447,499
Total deposits	44,733,275	45,214,229	44,950,773	43,929,484	43,877,319
Short-term borrowed funds	6,649,100	5,923,442	5,704,614	6,001,435	7,309,978
Long-term debt	11,721,076	11,408,329	10,864,249	10,912,235	8,646,018
Total interest-bearing liabilities	56,163,811	56,189,949	55,100,491	54,746,573	53,655,082
Total shareholders' equity	6,150,209	5,969,828	5,855,699	5,624,614	5,419,809
Goodwill	879,903	792,689	804,916	797,494	770,617
Core deposit & other intangibles	54,456	42,950	41,721	43,030	40,217
Total intangibles	934,359	835,639	846,637	840,524	810,834
Mortgage servicing rights	359,037	340,746	295,527	237,978	239,251
Negative goodwill	$9,780	$10,465	$11,143	$12,704	$14,264

Average balances
Securities, at amortized cost	$16,239,595	$16,015,659	$15,542,138	$15,742,675	$15,482,384
Commercial loans & leases	25,717,454	25,369,466	24,943,475	24,531,835	23,101,303
Consumer loans	11,212,143	11,250,337	11,097,123	11,019,311	10,867,849
Revolving credit loans	916,816	896,847	871,841	853,007	801,810
Mortgage loans	9,576,761	9,671,732	9,502,981	8,898,860	8,701,750
Total loans & leases	47,423,174	47,188,382	46,415,420	45,303,013	43,472,712
Other earning assets	393,338	451,010	451,487	479,490	394,260
Total earning assets	64,056,107	63,655,051	62,409,045	61,525,178	59,349,356
Total assets	70,651,064	69,607,180	68,086,413	66,973,065	63,917,592
Noninterest-bearing deposits	6,560,741	6,319,729	6,117,192	5,817,401	5,855,202
Savings & interest checking	3,240,977	3,313,820	3,398,441	3,495,223	3,545,839
Money rate savings	13,291,175	12,725,908	12,420,119	11,804,638	11,171,283
CD's and other time deposits	21,863,915	22,238,104	22,629,282	21,955,426	21,648,786
Total deposits	44,956,808	44,597,561	44,565,034	43,072,688	42,221,110
Short-term borrowed funds	6,401,138	6,412,413	5,543,707	6,599,566	6,954,172
Long-term debt	11,475,259	11,155,640	10,955,001	10,446,846	8,697,105
Total interest-bearing liabilities	56,272,464	55,845,885	54,946,550	54,301,699	52,017,185
Total shareholders' equity	$6,150,335	$5,903,303	$5,659,565	$5,487,154	$5,081,679

RISK-BASED CAPITAL *
Risk-based capital:
Tier 1	$5,002,896	$4,829,647	$4,828,028	$4,628,313	$4,591,023
Total	6,804,203	6,613,329	5,950,114	5,860,999	5,800,668
Risk-weighted assets	51,644,441	50,130,294	49,587,717	48,396,432	47,391,701
Average quarterly tangible assets	69,264,013	68,411,234	67,464,682	65,781,373	63,125,936
Risk-based capital ratios:
Tier 1	9.7%	9.6%	9.7%	9.6%	9.7%
Total	13.2	13.2	12.0	12.1	12.2
Leverage capital ratio	7.2	7.1	7.2	7.0	7.3

NOTES:	All items referring to loans & leases include loans held for sale & are net of unearned income.
*	Current quarter information is estimated.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in thousands)	12/31/01		9/30/01		6/30/01		3/31/01		12/31/00

ASSET QUALITY ANALYSIS
Allowance For Loan & Lease Losses
Beginning balance	$634,552		$610,171		$601,788		$578,107		$559,455
Allowance for acquired loans	9,047		--		9,470		10,566		12,934
Provision for loan & lease losses	65,000		68,500		48,798		42,020		47,958
Charge-offs	(76,082)		(54,885)		(59,750)		(40,512)		(53,736)
Recoveries	11,901		10,766		9,865		11,607		11,496

Net charge-offs	(64,181)		(44,119)		(49,885)		(28,905)		(42,240)

Ending balance	$644,418		$634,552		$610,171		$601,788		$578,107

Nonperforming Assets
Nonaccrual loans & leases	$316,607		$266,384		$244,711		$203,710		$180,638
Foreclosed real estate	39,106		34,601		27,725		41,132		37,966
Other foreclosed property	17,858		17,733		20,494		22,946		17,233
Restructured loans	--		183		521		2,574		492

Nonperforming assets	$373,571		$318,901		$293,451		$270,362		$236,329

Loans 90 days or more past due
& still accruing	$101,778		$93,968		$84,399		$83,001		$81,629
Loans 90 days or more past due & still accruing
as a percentage of total loans and leases	.21%		.20%		.18%		.18%		.18%

Asset Quality Ratios
Nonaccrual and restructured loans & leases
as a percentage of total loans & leases	.67%		.57%		.52%		.45%		.40%
Nonperforming assets as a percentage of:
Total assets	.53		.45		.43		.40		.36
Loans & leases plus
foreclosed property	.79		.68		.62		.58		.53
Net charge-offs as a percentage of
average loans & leases	.54		.37		.43		.26		.39
Net charge-offs excluding specialized
lending as a percentage of average
loans & leases (1)	.46		.30		.37		.20		.33
Allowance for loan & lease losses as
a percentage of loans & leases	1.36		1.35		1.30		1.30		1.29
Ratio of allowance for loan & lease losses to:
Net charge-offs	2.53	x	3.63	x	3.05	x	5.13	x	3.44	x
Nonaccrual and restructured loans & leases	2.04		2.38		2.49		2.92		3.19

	As of / for the Twelve Months Ended				Increase (Decrease)
	12/31/01		12/31/00		$	%

Allowance For Loan & Lease Losses
Beginning balance	$578,107		$529,236		$48,871	9.2%
Allowance for acquired loans	29,083		14,311		14,772	NM
Provision for loan & lease losses	224,318		147,187		77,131	52.4
Charge-offs	(231,229)		(150,515)		(80,714)	(53.6)
Recoveries	44,139		37,888		6,251	16.5

Net charge-offs	(187,090)		(112,627)		(74,463)	(66.1)

Ending balance	$644,418		$578,107		$66,311	11.5

Asset Quality Ratios
Net charge-offs as a percentage of
average loans & leases	.40%		.27%
Ratio of allowance for loan & lease losses to
net charge-offs	3.44	x	5.13	x

	For the Quarter Ended
	12/31/01	9/30/01	6/30/01	3/31/01	12/31/00

ANNUALIZED INTEREST YIELDS / RATES (2)
Interest income:
Securities & other	6.76%	6.86%	7.09%	7.20%	7.28%
Loans & leases	7.52	8.24	8.63	9.19	9.55

Total earning assets	7.32	7.88	8.23	8.66	8.94

Interest expense:
Interest-bearing deposits	3.26	3.96	4.41	4.88	5.01
Short-term borrowed funds	2.18	3.43	4.17	5.40	6.28
Long-term debt	5.28	5.50	5.61	5.80	6.17

Total interest-bearing liabilities	3.55	4.21	4.62	5.12	5.38

Net yield on earning assets	4.20%	4.19%	4.16%	4.14%	4.23%

NOTES:	All items referring to loans & leases include loans held for sale & are net of unearned income.
(1)	Excludes net charge-offs and average loans from BB&T's consumer finance subsidiaries.
(2)	Excludes nonrecurring items. Fully taxable equivalent yields. Securities yields calculated based on amortized cost.
NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	For the Twelve Months Ended		Increase (Decrease)
(Dollars in thousands)	12/31/01	12/31/00	$	%

SELECTED BALANCES EXCLUDING PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans & leases	$25,168,040	$22,825,746	$2,342,294	10.3
Consumer loans	11,169,639	10,830,025	339,614	3.1
Revolving credit loans	885,009	758,110	126,899	16.7
Mortgage loans (2)	10,847,538	9,463,535	1,384,003	14.6
Total loans & leases	48,070,226	43,877,416	4,192,810	9.6
Noninterest-bearing deposits (3)	6,457,277	6,140,664	316,613	5.2
Interest-bearing transaction accounts	15,969,307	14,753,658	1,215,649	8.2
CD's and other time deposits	22,331,695	22,013,641	318,054	1.4
Total deposits	$44,758,279	$42,907,963	$1,850,316	4.3%

	For the Twelve Months Ended		Increase (Decrease)
(Dollars in thousands)	12/31/01	12/31/00	$	%

SELECTED RECURRING INCOME STATEMENT ITEMS
EXCLUDING PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	$2,568,759	$2,448,163	$120,596	4.9%

Noninterest income
Service charges on deposits	$342,863	$292,492	$50,371	17.2
Mortgage banking income (4)	166,254	104,579	61,675	59.0
Investment banking & brokerage fees & commissions	169,641	163,480	6,161	3.8
Trust revenue	89,895	80,039	9,856	12.3
Agency insurance commissions	152,380	146,684	5,696	3.9
Other insurance commissions	13,439	15,370	(1,931)	(12.6)
Other nondeposit fees & commissions	187,301	166,472	20,829	12.5
Securities gains (losses), net (4)	43,336	5,792	37,544	NM
Other income	110,449	96,084	14,365	15.0
Total noninterest income	1,275,558	1,070,992	204,566	19.1
Noninterest expense
Personnel expense	1,082,105	1,015,775	66,330	6.5
Occupancy & equipment expense	295,755	282,507	13,248	4.7
Other noninterest expense	562,875	559,624	3,251	0.6
Total noninterest expense	$1,940,735	$1,857,906	$82,829	4.5%

NOTES:	(1)	Amounts adjusted to exclude growth that resulted from the timing of acquisitions purchased during 2001 and 2000.
	(2)	Excludes the impact of mortgage loan securitization programs in both 2001 and 2000.
	(3)	Excludes the impact of the outsourcing of official checks in both 2001 and 2000.
	(4)	Mortgage banking income includes a $32.5 million provision for the impairment of mortgage servicing rights in the fourth quarter of 2001. Securities gains (losses), net also includes a $32.5 million gain to offset this provision.
	NM	- not meaningful.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BB&T CORPORATION
                                                                                (Registrant)

                                                                                By: /S/ SHERRY A. KELLETT

                                                                                Sherry A. Kellett
                                                                                Senior Executive Vice President and Controller
                                                                                (Principal Accounting Officer)

Date:       January 11, 2002